Exhibit 10.1

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is made by and between The ONE Group Hospitality, Inc., a Delaware corporation (the “Company”), and the undersigned noteholder (“Noteholder”), effective as of October 24, 2016 (the “Effective Date”). The Company and Noteholder are each sometimes referred to herein as a “Party”, and collectively as the “Parties”.

Whereas, Noteholder has agreed to lend the Company, and the Company has agreed to borrow from Noteholder, $2,250,000 (the “Loan Amount”) through an unsecured promissory note in substantially the form attached hereto as Exhibit A (the “Note”), in accordance with the terms of this Agreement, the Note and the Warrant (as hereinafter defined).

In consideration of the above recital and the promises set forth in this Agreement, the Parties agree as follows:

1.	Note. Simultaneous with the execution of this Agreement by Noteholder and the delivery to the Company from Noteholder of a certified check or wire as described in Section 1(a) below, the Company will deliver to Noteholder the Note and the Warrant.

a.	Noteholder agrees, on the terms and subject to the conditions set forth in this Agreement, to lend to the Company the Loan Amount, and upon the execution of this Agreement, to deliver a certified check or wire made payable to the Company in an amount equal to the Loan Amount.

b.	The Loan Amount, together with any accrued and unpaid interest thereon, will be due and payable in a lump sum to Noteholder on the Maturity Date (as such term is defined in the Note). Notwithstanding the foregoing, the Company may prepay the Note at any time, and from time to time, without penalty.

2.	Warrant Coverage.

a.	In consideration of the Loan Amount, Noteholder will receive a warrant, substantially in the form attached hereto as Exhibit B (the “Warrant”), to purchase 340,000 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company (each, a “Warrant Share” and together with the Warrant and the Note, the “Securities”). The Warrant will have an exercise price of $2.39 per Warrant Share. The Warrant will be exercisable until the tenth (10th) anniversary of the Effective Date.

b.	The Company will, during the time that the Warrant remains outstanding, reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to effect the exercise of the Warrant with respect to all Warrant Shares. In the event that, on the date of exercise of the Warrant, the number of authorized but unissued shares of Common Stock is not sufficient to enable the Company to issue the number of Warrant Shares issuable upon such exercise, the Company will cause the number of authorized shares of Common Stock to be increased to an amount at least sufficient to enable the Company to issue the Warrant Shares then subject to the Warrant as soon as practicable thereafter and the term of the Warrant shall be extended by a number of days equal to the number of days the Warrant Shares are not issuable as a result of such failure.

c.	Certificates evidencing the Warrant Shares shall not contain any legend: (i) while a registration statement covering the resale of such security is effective under the Securities Act of 1933 (“Securities Act”), or (ii) following any sale of such Warrant Shares pursuant to Rule 144 under the Securities Act (“Rule 144”), or (iii) if such Warrant Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to its transfer agent promptly if required by the transfer agent to effect the removal of the legend hereunder and such counsel shall request any supporting documents from the Noteholder in connection with such opinion, which Noteholder shall use commercially reasonable efforts to promptly deliver. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Warrant Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Securities and Exchange Commission (“Commission”)) then such Warrant Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this clause (c), it will, no later than three Trading Days (as the term “Trading Day” is defined in the Warrant) following the delivery by a Noteholder to the Company or the Transfer Agent of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Noteholder a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this clause (c). Certificates for Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Noteholder by crediting the account of the Noteholder’s prime broker with the Depository Trust Company System as directed by such Noteholder.

d.	In addition to such Noteholder’s other available remedies, the Company shall pay to a Noteholder, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Warrant Shares (based on the VWAP (as defined in the Warrant) of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 2(c), $5 per Trading Day (increasing to $10 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the second Trading Day following the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to a Noteholder by the Legend Removal Date a certificate representing the Securities so delivered to the Company by such Noteholder that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Noteholder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Noteholder of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Noteholder anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of such Noteholder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Warrant Shares that the Company was required to deliver to such Noteholder by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Noteholder to the Company of the applicable Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (d).

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e.	The Noteholder agrees to the imprinting, so long as is required by this Section 2, of a legend on any of the Warrant Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

3.	Representations of Noteholder. Noteholder hereby acknowledges, agrees, represents, warrants and covenants to the Company that:

a.	This Agreement constitutes Noteholder’s valid and legally binding obligation, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

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b.	The transactions contemplated hereby will constitute an investment for Noteholder’s own account, and not with a view to the resale or distribution of any part thereof.

c.	Noteholder has no present intention of selling, granting any participation right in, or otherwise distributing any portion of this investment to any party, including, without limitation, any Warrant Shares issuable upon the exercise of the Warrant.

d.	Noteholder has received all the information it considers necessary or appropriate for deciding whether to enter into this Agreement, the Note and the Warrant, and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions hereof and thereof.

e.	Noteholder qualifies as an “accredited investor”, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933 (as amended).

4.	Representations of Company.

a.	The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company and each Subsidiary of the Company (collectively, the “Subsidiaries”) is not in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the Note, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company or any of its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”); provided, however, that none of the following, either alone or in combination, shall be considered in determining whether there has been a breach of a representation, warranty, covenant or agreement that is qualified by the term “Material Adverse Effect” or whether a “Material Adverse Effect” has occurred or would reasonably be expected to occur: (A) general economic or political conditions or the financing, banking, currency or capital markets in general; (B) events occurring generally in, or generally affecting, the industries or the markets in which the Company or its Subsidiaries conduct business; (C) events resulting from the consummation of the transactions contemplated by this Agreement, the compliance with the terms of this Agreement or the taking of any action required or contemplated by this Agreement or consented to by Noteholder; (D) events resulting from changes in laws or orders, or in GAAP or other accounting requirements or principles, or any interpretation thereof, after the date hereof; (E) events resulting from an outbreak or escalation of hostilities involving any country where the Company or its Subsidiaries do business, the declaration by any country where the Company or its Subsidiaries do business of a national emergency or war, or the occurrence of any acts of terrorism and any actions or reactions thereto in such country; (F) events resulting from any natural disaster; and (G) events resulting from any failure of the Company to meet any projections or forecasts, provided that in determining whether a Material Adverse Effect has occurred or would reasonably be likely to occur in the cases of (A), (B) and (D), the effects of such events shall be excluded only to the extent they do not have a disproportionate effect on the Company and its Subsidiaries as compared with similarly situated companies in the industry in which the Company and its Subsidiaries operate.

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b.	The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder, including the issuance of the Note. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

c.	The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Note and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) materially conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any of its Subsidiaries, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or (iii) to the Company’s knowledge, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

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d.	The Securities are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company.

e.	The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934 (“Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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f.	Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, other than that certain subordinated debt with 2235570 Ontario Limited in the aggregate amount of $1,000,000 which shall be disclosed in the Company’s Form 10-Q for the period ended June 30, 2016, (iii) the Company has not altered its method of accounting, and (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock. No event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

Except for the representations and warranties contained in this Section 4, neither the Company or any of its Subsidiaries, nor any other person, has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company and its Subsidiaries, including any representation or warranty as to the accuracy or completeness of any information regarding the Company and its Subsidiaries furnished or made available to Noteholder and its representatives or as to the future revenue, profitability or success of the Company and its Subsidiaries, or any representation or warranty arising from statute or otherwise in law.  The Company hereby disclaims any other express or implied representations or warranties with respect to any matter whatsoever, including without limitation, any regarding the pro forma financial information, financial projections or other forward-looking statements relating to the Company and its Subsidiaries.

5.	Covenants of the Company.

a.	Furnishing of Information.

(i)	Until the earliest of the time that the Warrants have expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

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(ii)	At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Warrant Shares (assuming cashless exercise) may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such Noteholder’s other available remedies, the Company shall pay to a Noteholder, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Warrant Shares, an amount in cash equal to one percent (1.0%) of the aggregate Exercise Price of such Noteholder’s Warrants on the day that is five (5) Trading Days following the date of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Noteholders to transfer the Warrant Shares pursuant to Rule 144. The payments to which a Noteholder shall be entitled pursuant to this Section 4.2(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit such Noteholder’s right to pursue actual damages for the Public Information Failure, and such Noteholder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

b.	The Company shall (a) by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including this Agreement and the form of Note and Warrant as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Noteholders that it shall have publicly disclosed all material, non-public information delivered to any of the Noteholders by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Noteholders or any of their Affiliates on the other hand, shall terminate. The Company and each Noteholder shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Noteholder shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Noteholder, or without the prior consent of each Noteholder, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Noteholder, or include the name of any Noteholder in any filing with the Commission or any regulatory agency or the Nasdaq Capital Market (“Trading Market”), without the prior written consent of such Noteholder, except (a) as required by federal securities law in connection with the filing of this Agreement with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Noteholders with prior notice of such disclosure permitted under this clause (b).

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c.	Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, which shall be disclosed pursuant to clause (b) above, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Noteholder or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Noteholder shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Noteholder shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

d.	The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the consummation of the transactions hereunder, the Company shall apply to list or quote all of the Warrant Shares on such Trading Market and promptly secure the listing of all of the Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Warrant Shares, and will take such other action as is necessary to cause all of the Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

e.	The form of Notice of Exercise included in the Warrants set forth the totality of the procedures required of the Noteholders in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Noteholders to exercise their Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants.

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6.	Participation in Future Financing.

a.	From the date hereof until the date that the Note and any other promissory note or indebtedness of the Company or any Subsidiary held by the Noteholder is no longer outstanding, upon any issuance by the Company or any of its Subsidiaries of Debt Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Noteholder shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing on the same amount, terms, conditions and price provided for in the Subsequent Financing.

b.	At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Noteholder a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Noteholder if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of the Noteholder, and only upon a request by the Noteholder, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to the Noteholder. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the person or persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

c.	If the Noteholder desires to participate in such Subsequent Financing, the Noteholder must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after the Company has delivered the Pre-Notice to the Noteholder that the Noteholder is willing to participate in the Subsequent Financing, the amount of the Noteholder’s participation, and representing and warranting that the Noteholder has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice. If the Company receives no such notice from the Noteholder as of such fifth (5th) Trading Day, the Noteholder shall be deemed to have notified the Company that it does not elect to participate.

d.	If by 5:30 p.m. (New York City time) on the fifth (5th) Trading Day after the Company has delivered the Pre-Notice to the Noteholder, notification by the Noteholder of its willingness to participate in the Subsequent Financing (or to cause its designee to participate) is less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the person or persons set forth in the Subsequent Financing Notice.

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e.	The Company must provide the Noteholder with a second Subsequent Financing Notice, and the Noteholder will again have the right of participation set forth above in this Section 6, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Trading Days after the date of the initial Subsequent Financing Notice.

f.	The Company and the Noteholder agree that if the Noteholder elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby the Noteholder shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of the Noteholder.

g.	Notwithstanding anything to the contrary in this Section 6 and unless otherwise agreed to by the Noteholder, the Company shall either confirm in writing to the Noteholder that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Noteholder will not be in possession of any material, non-public information, by the tenth (10th) Trading Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Noteholder, such transaction shall be deemed to have been abandoned and the Noteholder shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

h.	Notwithstanding the foregoing, this Section 6 shall not apply in respect of an Exempt Issuance. For purposes of this Section 6, the following defined terms have the following meanings: (A) “Debt Common Stock Equivalents” means any debt securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock; (B) “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the board of directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company (for purposes of clarity, this clause (a) shall not cover any issuance of securities to any employee, officer or director in any financing transaction), or (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities; and (C) “Indebtedness” means any liabilities for borrowed money in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business and other than equipment financing transactions and receivable factoring transactions in the ordinary course of business consistent with the Company’s past practice, including the terms thereof).

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7.	Miscellaneous.

a.	Notices. All notices, requests, demands, claims and other communications under this Agreement must be in writing. Any notice, request, demand, claim or other communication under this Agreement will be deemed duly given (i) two (2) business days after such notice is sent by registered or certified mail, return receipt requested, postage prepaid or (ii) immediately after such notice is sent via email, in each case, addressed to the intended recipient as set forth below:

If to the Company:

The ONE Group Hospitality, Inc.

411 West 14th Street, 3rd Floor

New York, New York 10014

Attn: Jonathan Segal

Email: js@togrp.com

with a required copy, which does not constitute notice, to:

The Giannuzzi Group, LLP

411 West 14th Street, 4th Floor

New York, New York 10014

Attn: Nicholas L. Giannuzzi, Esq.

Email: nick@gglaw.us

If to Noteholder, at the address set forth on the signature page to this Agreement, or any other address applicable to Noteholder if the Company has been given notice of such change of address in accordance with this Section 7(a). Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner set forth in this Agreement.

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b.	Invalidity of Particular Provisions. The Company and Noteholder agree that the unenforceability or invalidity of any provision or provisions of this Agreement will not render any other provision or provisions herein contained unenforceable or invalid.

c.	Successors or Assigns. The Company and Noteholder agree that all of the terms of this Agreement will be binding on their respective successors and assigns, and that the term “Company” and the term “Noteholder” as used herein will be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators. Notwithstanding the foregoing, this Agreement and the rights and obligations of the Company hereunder will not be assignable (other than by merger), in whole or in part, without the prior written consent of the Noteholder.

d.	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the this Agreement and the Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of the this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

e.	Waiver. Waiver of any Event of Default hereunder by a Noteholder will not be a waiver of any other Event of Default or of a same Event of Default on a later occasion. No delay or failure by a Noteholder to exercise any right or remedy will be a waiver of such right or remedy and no single or partial exercise by a Noteholder of any right or remedy will preclude other or further exercise thereof or the exercise of any other right or remedy at any other time.

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f.	Amendment. This Agreement, the Note and the Warrant may not be amended, converted or a right granted pursuant to thereto waived, without the written consent of the Company and Noteholder.

g.	Entire Agreement. This Agreement, including the Exhibits attached hereto, the Warrant and the Note constitute the entire agreement of the Parties relative to the subject matter hereof and supersede any and all other agreements and understandings, whether written or oral, relative to the matters discussed herein.

h.	Fee Reimbursement. The Company shall reimburse the Noteholder for its reasonable and documented legal fees and expenses out of the proceeds of the purchase of the Note at closing, not to exceed $5,000.

i.	Counterparts. This Agreement may be executed simultaneously in two or more counterparts and by email or facsimile, each of which will be deemed an original but all of which together will constitute one and the same instrument.

[Remainder of page intentionally left blank; signature page to follow.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Loan Agreement as of the Effective Date.

COMPANY:

THE ONE GROUP HOSPITALITY, INC.

/s/ Samuel Goldfinger
Name: Samuel Goldfinger
Title: Chief Financial Officer

NOTEHOLDER:

Name of Noteholder: Anson Investments Master Fund LP

Signature of Authorized Signatory of Noteholder: /s/ Moez Kassam

Name of Authorized Signatory: Moez Kassam

Title of Authorized Signatory: Principal

Email Address of Authorized Signatory: mkassam@ansonfunds.com

Facsimile Number of Authorized Signatory: 416-352-1880

Address for Notice to Noteholder: 1155 University Avenue - Suite 207, Toronto, Ontario, M5H 2B7

Address for Delivery of Securities to Noteholder (if not same as address for notice):

Investment Details:

Loan Amount:	$2,250,000

Date of Loan:	October 24, 2016

Warrant Shares:	340,000

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Exhibit A

Promissory Note

(attached)

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Exhibit B

Warrant

(attached)

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